CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our
firm under the captions "Financial
Highlights," "Independent Auditors"
and "Financial Statements" and to the
incorporation by reference of our
report dated February 23, 1996 in this
Registration Statement (Form N-1A No.
33-27896) of FFTW Funds, Inc.


/s/ Ernst & Young LLP
Ernst & Young LLP

New York, New York
March 12, 1996